Exhibit 10.12.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this “Amendment Agreement”) is entered into effective as of November 8, 2006 by and between Newgistics, Inc., a Delaware corporation (“Newgistics”), and William J. Razzouk (“Executive”), Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement dated as of March 31, 2005, by and between Newgistics and Executive, as previously amended (the “Employment Agreement”).

RECITALS

WHEREAS, Newgistics and Executive are parties to the Employment Agreement and wish to amend the Employment Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Section 1.4.3 of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

1.4.3 Relocation Expenses. Executive’s principal place of business shall be Austin, Texas. For so long as he remains President and Chief Executive Officer, Executive may commute from Memphis, Tennessee to Austin, Texas. The Company will reimburse Executive for all reasonable out-of-pocket expenses (including lodging and travel expenses) incurred by Executive in connection with his commuting between Memphis, Tennessee and Austin, Texas; provided that the Company’s reimbursement of commuting expenses shall not exceed $75,000 per year (inclusive of tax gross-up). If or when during the Employment Term Executive relocates to Austin, Texas, the Company and Executive shall agree on a relocation package for Executive in an amount not to exceed $225,000 (inclusive of tax gross-up). Executive shall only be reimbursed for commuting and relocation expenses upon receipt from Executive of supporting receipts to the extent required by applicable income tax regulations and the Company’s reimbursement policies.

2. Except as modified herein, the Employment Agreement remains in full force and effect.

3. This Amendment Agreement may be signed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed one and the same document.

IN WITNESS WHEREOF, the undersigned have executed this Amendment Agreement or have caused this Amendment Agreement to be executed on their behalf as of the date referenced above.

NEWGISTICS, INC.

By:	/s/ Michael J. Twomey
Michael J. Twomey
Chief Financial Officer

WILLIAM J. RAZZOUK

By:	/s/ William J. Razzouk